Consent of Ernst & Young LLP, Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the PhotoWorks, Inc. 1999 Stock Incentive Compensation Plan, of our report dated November 5, 1999, with respect to the consolidated financial statements and schedule of PhotoWorks, Inc. (formerly Seattle FilmWorks, Inc.) included in its Annual Report (Form 10-K) for the year ended September 25, 1999, filed with the Securities and Exchange Commission.



Seattle, Washington                                   /s/ Ernst & Young, LLP
May 22, 2000